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                                                                   EXHIBIT 10.16

                               SECURITY AGREEMENT

            THIS SECURITY AGREEMENT (this "Agreement"), dated as of June 29, 2004, is made by VISKASE COMPANIES, INC., a Delaware corporation (the "Company"), and each of its Domestic Restricted Subsidiaries hereafter party hereto (such Subsidiaries, together with Company, each, a "Debtor" and, collectively, the "Debtors"), in favor of LASALLE BANK NATIONAL ASSOCIATION ("LaSalle"), as collateral agent (together with its successor(s) thereto in such capacity, "Collateral Agent") for the Trustee and Holders, in light of the following:

      WHEREAS, the Company and LaSalle, as Collateral Agent and as trustee (in such capacity, the "Trustee"), have entered into an Indenture, dated as of June 29, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Company has issued 90,000 Units (and, together with any additional units that may be issued from time to time thereunder or exchanged therefor or for such additional units, the "Units"), each of which consists of an 11-1/2% Senior Secured Note due 2011 in a principal amount of $1,000 (and, together with any additional notes that may be issued by the Company from time to time thereunder or exchanged therefor or for such additional notes, the "Notes") and a warrant to purchase 8.947 shares of common stock of the Company, at an exercise price of $0.01 per share, subject to adjustment;

      WHEREAS, each Domestic Restricted Subsidiary of the Company that is not an Immaterial Subsidiary is required under the Indenture to (a) become a party to the Indenture and deliver a Guarantee to guarantee the payment of the Notes and the other Obligations of the Company thereunder and the other Indenture Documents to which the Company is a party and (b) become a party hereto as a Debtor and secure its Obligations under the Indenture, such Guarantee and the other Indenture Documents to which it is a party pursuant to the terms hereof;

      WHEREAS, the Company and Wells Fargo Foothill, Inc. have entered into that certain Loan and Security Agreement dated as of June 29, 2004 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement");

      WHEREAS, the Collateral Agent, Administrative Agent and the Company have entered into that certain Intercreditor and Lien Subordination Agreement, dated as of June 29, 2004 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the "Intercreditor Agreement"), which agreement, among other things, sets forth, as between the Collateral Agent and the Administrative Agent, the relative priority of their respective Liens in the Collateral and their rights with respect thereto;

      WHEREAS, the Company desires to secure its Obligations under the Notes, the Indenture and each other Indenture Document to which it becomes a party and each other Debtor that becomes a party hereto desires to secure its Guarantee, the Indenture and each other Indenture Document to which it becomes a party by granting to Collateral Agent, for the benefit of itself, the Trustee and the Holders, security interests in the Collateral as set forth herein; and

      WHEREAS, to induce the Initial Purchaser to purchase the Units and the underlying Notes, each Holder to hold the Units and the underlying Notes to be held by it and LaSalle to act

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in its capacities as Trustee and Collateral Agent, each Debtor desires to pledge, grant, transfer, and assign to Collateral Agent, for the benefit of itself, the Holders and the Trustee, a security interest in the Collateral to secure the Obligations, as provided herein.

      NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Collateral Agent and each Debtor agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

      1.1 DEFINITIONS. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture. As used in this Agreement, the following terms shall have the following definitions:

            "Account" means an account (as that term is defined in the Code).

            "Account Debtor" means any Person who is obligated on an Account, chattel paper, or a General Intangible.

            "Additional Documents" has the meaning set forth in Section 2.4(c).

            "Agreement" has the meaning set forth in the preamble hereto.

            "Books" means, with respect to each Debtor, all of such Debtor's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of such Debtor's Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

            "Code" means the Uniform Commercial Code, as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Collateral Agent's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

            "Collateral" means, with respect to each Debtor, all of such Debtor's now owned or hereafter acquired right, title, and interest in and to each of the following:

            (a) all of its Accounts,

            (b) all of its Books,

            (c) all of its commercial tort claims described on Schedule 3.6(d) (and any supplement thereto pursuant to Section 2.4(b)),

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            (d) all of its Deposit Accounts,

            (e) all of its Equipment,

            (f) all of its General Intangibles,

            (g) all of its Inventory,

            (h) all of its Investment Property (including all of its securities and Securities Accounts),

            (i) all of its Negotiable Collateral,

            (j) all of its Supporting Obligations,

            (k) money or other assets of such Debtor that now or hereafter come into the possession, custody, or control of the Collateral Agent, and

            (l) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof. Notwithstanding the foregoing, the term Collateral shall in no event include (a) more than sixty-five percent (65%) of the issued and outstanding Voting Stock of any first-tier Foreign Subsidiary of such Debtor, (b) the Excluded Capital Stock of any Issuer, (c) any rights under any Account, contract, license or other agreement or any General Intangible, in each case, to the extent that the grant of a security interest under any Collateral Agreement (i) would invalidate the underlying rights of such Debtor in such General Intangible, (ii) is prohibited by such Account, contract, license, agreement, intellectual property or General Intangible without the consent of any other party thereto, (iii) would give any other party to such Account, contract, license, agreement or General Intangible the right to terminate its obligations thereunder, or (iv) is not permitted without consent, unless in each case, all necessary consents to such grant of a security interest have been obtained from the other parties thereto; provided, however, that nothing herein shall be intended to limit the affect of 9-406 of the Code or otherwise limit or restrict the conveyance by such Debtor of any rights under any such Account, contracts, licenses, agreements or General Intangibles to the extent which would not be violative of the restrictive terms thereof or (d) Equipment subject to a Permitted Lien of the type described in clauses (6), (7), (13), (14) and (18) of the definition thereof, in each case, with respect to which such Debtor is prohibited from granting a security interest under the terms of the Indebtedness incurred to finance the purchase of such Equipment.

            "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Debtor's Books, Equipment, or Inventory, substantially in the form of Exhibit B hereto, or to the extent a

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Collateral Access Agreement is required to be obtained pursuant to the last sentence of Section 4.20 of the Indenture.

            "Collateral Agent" has the meaning set forth in the preamble to this Agreement.

            "Collateral Agent-Related Person" means the Collateral Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

            "Collateral Agent's Liens" means the Liens granted by a Debtor to Collateral Agent under this Agreement or the other Indenture Documents to which such Debtor is a party.

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

            "Commercial Tort Claim Assignment" has the meaning set forth in
Section 4.4(b).

            "Company" has the meaning set forth in the preamble to this Agreement.

            "Control Agreement" means, with respect to the applicable Debtor, a control agreement, in form and substance reasonably satisfactory to the Administrative Agent (if the Intercreditor Agreement has not been terminated at the time of the execution of such control agreement) and the Collateral Agent, executed and delivered by (a) such Debtor, (b) (i) the Administrative Agent for the benefit of (A) the Lenders and (B) the Collateral Agent for the benefit of itself, the Trustee and the Holders or (ii) if the Credit Agreement has not been terminated, the Collateral Agent, and (c) the applicable (i) securities intermediary (with respect to a Securities Account of such Debtor) or (ii) bank (with respect to a Deposit Account of such Debtor).

            "Credit Agreement" has the meaning set forth in the recitals to this Agreement.

            "Debtor" and "Debtors" have the meanings set forth in the preamble to this Agreement.

            "Defeasance" means, with respect to any obligation, the defeasance thereof pursuant to a Legal Defeasance or Covenant Defeasance as described under
Section 8.01 of the Indenture.

            "Deposit Account" means any deposit account (as that term is defined in the Code).

            "Disposition" shall have the meaning ascribed to the term Asset Sale in the Indenture, and the words "Dispose" and "Disposal" shall be interpreted similarly.

            "Equipment" means equipment (as that term is defined in the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm

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products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "Excluded Capital Stock" means, with respect to any Issuer that is a Subsidiary of the Company, that portion of such Issuer's Capital Stock that would otherwise constitute Collateral to the extent the greater of the par value, book value as carried by the Debtor that is the holder thereof or the market value of any such Capital Stock is equal to or greater than 20% of the aggregate principal amount of the Notes then outstanding.

            "General Intangibles" means general intangibles (as that term is defined in the Code), including limited liability and limited partnership interests, payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

            "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

            "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "Indemnified Liabilities" has the meaning set forth in Section 8.3.

            "Indemnified Person" has the meaning set forth in Section 8.3.

            "Indenture" has the meaning set forth in the recitals to this Agreement.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Intellectual Property Security Agreement" means an intellectual property security agreement executed and delivered by the applicable Debtor and the Collateral Agent, substantially in the form of Exhibit A hereto.

            "Intercreditor Agreement" has the meaning set forth in the recitals to this Agreement.

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            "Inventory" means inventory (as that term is defined in the Code).

            "Investment Property" means investment property (as that term is defined in the Code).

            "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

            "LaSalle" has the meaning set forth in the preamble to this Agreement.

            "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper).

            "Notes" has the meaning set forth in the recitals to this Agreement.

            "Obligations" means all debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), premiums, liabilities (including all amounts owed by any Debtor pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, reasonable expenses (including any expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), guaranties, covenants, and duties of any kind and description owing by any Debtor to the Collateral Agent or any other Secured Party pursuant to or evidenced by the Indenture Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all reasonable expenses that any Debtor is required to pay or reimburse by the Indenture Documents, by law, or otherwise. Any reference in this Agreement to the Obligations shall include all extensions, modifications, renewals or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

            "Permitted Dispositions" means Dispositions consummated in accordance with the terms of Section 4.10 of the Indenture.

            "Permitted Protest" means the right of any Debtor to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books of such Debtor in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Debtor in good faith, and (c) while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Collateral Agent's Liens.

            "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

            "Securities Account" means a securities account (as that term is defined in the Code).

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            "Supporting Obligation" means a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, chattel paper, document, General Intangible, instrument, or Investment Property.

            "Trustee" has the meaning set forth in the recitals to this Agreement.

            "United States" means the United States of America.

            "Units" has the meaning set forth in the recitals to this Agreement.

            "Voidable Transfer" has the meaning set forth in Section 12.7.

      1.2 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern.

      1.3 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

      1.4 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. CREATION OF SECURITY INTEREST.

      2.1 GRANT OF SECURITY INTEREST. Each Debtor hereby grants to the Collateral Agent, for the benefit of itself and the other Secured Parties, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral of such Debtor in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Indenture Documents and in order to secure prompt

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performance by such Debtor of each of its covenants and duties under the
Indenture Documents. The Collateral Agent's Liens in and to the Collateral of such Debtor shall attach to all Collateral of such Debtor without any further action on the part of the Collateral Agent or such Debtor. Anything contained in this Agreement or any other Indenture Document to the contrary notwithstanding, except for Permitted Dispositions, no Debtor has any authority, express or implied, to Dispose of any item or portion of the Collateral.

      2.2 NEGOTIABLE COLLATERAL. In the event that any Collateral of any Debtor, including proceeds, is evidenced by or consists of Negotiable Collateral, and to the extent that the perfection or priority of the Collateral Agent's security interest is dependent on or enhanced by possession, such Debtor, shall endorse and deliver physical possession of such Negotiable Collateral with an individual value in excess of $50,000 to the Collateral Agent to be administered in accordance with the terms of the Intercreditor Agreement.

      2.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, the Collateral Agent or the Collateral Agent's designee may
(a) notify Account Debtors of such Debtor that such Debtor's Accounts, chattel paper, or General Intangibles have been assigned to the Collateral Agent or that the Collateral Agent has a security interest therein, or (b) collect such Debtor's Accounts, chattel paper, or General Intangibles directly and the collection costs and expenses arising in connection therewith shall be for the account of such Debtor. Each Debtor agrees that it will hold in trust for the Collateral Agent, as the Collateral Agent's trustee, any of its Collections that it receives and immediately will deliver such Collections at any time that an Event of Default is outstanding to the Collateral Agent in their original form as received by such Debtor (together with any necessary endorsements).

      2.4 FILING OF FINANCING STATEMENTS; COMMERCIAL TORT CLAIMS; DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

            (a) Each Debtor shall and hereby authorizes the Collateral Agent to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Indenture Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office; provided, however, that no such authorization shall obligate the Collateral Agent to make any such filing.

            (b) If any Debtor acquires any commercial tort claims after the date hereof for a claim of at least $50,000, such Debtor shall promptly (but in any event within 5 Business Days after such acquisition) (i) deliver to the Collateral Agent a written description of such commercial tort claim, (ii) execute and deliver a supplement to this Agreement, pursuant to which such Debtor shall grant a perfected security interest in all of its right, title and interest in and to such commercial tort claim to the Collateral Agent, as security for the Obligations (a "Commercial Tort Claim Assignment") and (iii) not in limitation but in furtherance of clause (c) below, file a financing statement or amendment to a previously filed and effective financial statement describing such commercial tort claim with sufficient particularity to the extent necessary to perfect the Collateral Agent's Lien therein.

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            (c) Each Debtor shall prepare, execute and deliver to, and if applicable, file, any and all financing statements, original financing statements in lieu of continuation statements, amendments to financing statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "Additional Documents") as may be necessary (and to the extent the Collateral Agent is a party thereto, in form and substance reasonably satisfactory to the Collateral Agent) to create, perfect, and continue the perfection of or to improve the priority the Collateral Agent's Liens in the Collateral of such Debtor (whether now owned or hereafter arising or acquired or tangible or intangible), or to fully consummate all of the transactions contemplated hereby and under the other Indenture Documents. Not in limitation but in furtherance of the foregoing, the Company shall comply with its obligations in the immediately preceding sentence as such obligations relate to the preparation and filing by it of a Code financing statement, together with any applicable filing fees, within 10 days of the date hereof in the applicable filing office, and following the filing thereof shall provide the Collateral Agent with evidence of the same. To the maximum extent permitted by applicable law, such Debtor authorizes the Collateral Agent to execute any such Additional Documents in such Debtor's name and authorizes the Collateral Agent to file such executed Additional Documents in any appropriate filing office; provided, however, that no such authorization shall obligate the Collateral Agent to take any such action. In addition, no less frequently than annually, each Debtor shall (i) provide the Collateral Agent with a report of all new material patents, patent applications, trademarks, trademark applications, copyrights or copyright applications acquired or generated by such Debtor during the prior period and (ii) cause to be prepared, executed, and delivered to the Collateral Agent supplemental schedules to the applicable Collateral Agreements to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder; provided, however, that no Debtor shall register or apply to register with (A) the United States Copyright Office any unregistered copyrights (whether in existence on the Issue Date or thereafter acquired, arising, or developed) unless within 30 days of any such registration or application for registration, such Debtor executes and delivers to the Collateral Agent and files with the United States Copyright Office an Intellectual Property Security Agreement, supplemental schedules to any existing Intellectual Property Security Agreement, or such other documentation as may be necessary in order to perfect and continue the perfection of or protect the Collateral Agent's Liens on such copyrights following such registration or (B) the United States Patent and Trademark Office any unregistered patents or trademarks (whether in existence on the Issue Date or thereafter acquired, arising, or developed) unless within 30 days of any such registration or application for registration, the applicable Person executes and delivers to the Collateral Agent and files with the United States Patent and Trademark Office an Intellectual Property Security Agreement, supplemental schedules to any existing Intellectual Property Security Agreement, or such other documentation as may be necessary in order to perfect and continue the perfection of or protect the Collateral Agent's Liens on such patents or trademarks following such registration. The Company shall submit the Intellectual Property and Security Agreement executed by it as of the date hereof for filing with the United States Copyright Office and the United States Patent and Trademark Office, as applicable, together with all necessary filing, registration or similar fees, within 30 days of the date hereof, and following such submission thereof shall provide the Collateral Agent with evidence of the same.

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      2.5 POWER OF ATTORNEY. Each Debtor hereby irrevocably makes, constitutes, and appoints the Collateral Agent (and any of the Collateral Agent's officers, employees, or agents designated by the Collateral Agent) as such Debtor's true and lawful attorney, with power to (a) if such Debtor refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of such Debtor on any of the documents described in Section 2.4,
(b) at any time that an Event of Default has occurred and is continuing, sign such Debtor's name on any invoice or bill of lading relating to the Collateral of such Debtor, drafts against Account Debtors, or notices to Account Debtors,
(c) send requests for verification of such Debtor's Accounts at any time when an Event of Default has occurred and is continuing, (d) endorse such Debtor's name on any of its payment items (including all of its Collections) that may come into the Collateral Agent's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Debtor's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting such Debtor's Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that the Collateral Agent determines to be reasonable, and the Collateral Agent may cause to be executed and delivered any documents and releases that the Collateral Agent determines to be necessary. The appointment of the Collateral Agent as such Debtor's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations (other than contingent indemnification obligations) have been paid and performed in full or the Defeasance thereof shall have been consummated.

      2.6 RIGHT TO INSPECT. The Collateral Agent (through any of its officers, employees, or agents) shall have the right (but not the obligation) no more frequently than annually (unless an Event of Default is outstanding) to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify each Debtor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral at such reasonable times and intervals as the Collateral Agent may designate, and so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice.

      2.7 CONTROL AGREEMENTS. Each Debtor agrees that it will take all commercially reasonable steps in order for the Collateral Agent or the Administrative Agent as contemplated by the Intercreditor Agreement to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to all of its Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights (other than Deposit Accounts and Securities Accounts having an average closing balance in excess of (i) $50,000, individually, or (ii) $500,000, in the aggregate, in each case, for any five consecutive Business Day period). Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may notify any bank or securities intermediary subject to a Control Agreement to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Collateral Agent.

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3. REPRESENTATIONS AND WARRANTIES.

            In order to induce the Collateral Agent to enter into this Agreement, each Debtor makes the following representations and warranties to the Collateral Agent which shall be true, correct, and complete, in all material respects, as of the date such Debtor became a party hereto, and such representations and warranties shall survive the execution and delivery of this
Agreement:

      3.1 AS TO EQUITY INTERESTS OF SUBSIDIARIES. The Collateral comprised of Capital Stock of any Issuer that is (a) a Subsidiary of such Debtor and (b) a general partnership, limited partnership or limited liability company (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not have terms expressly providing that they are securities governed by Article 8 of the Code as in effect in the jurisdiction in which such Issuer was formed, and (iii) are not investment company securities, and are not, therefore, "securities" governed by Article 8 of the Code.

      3.2 NO ENCUMBRANCES. Such Debtor has good and marketable title to, or a valid leasehold interest in, its personal property assets and such personal property assets of such Debtor is free and clear of Liens except for Permitted Liens.

      3.3 EQUIPMENT. All of the Equipment of such Debtor is used or held for use in its business and, except for Equipment that is substantially worn, damaged or obsolete, is fit for such purposes.

      3.4 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory of such Debtor is located at the locations identified on Schedule 3.4 (as such Schedule may be updated pursuant to Section 4.3).

      3.5 INVENTORY RECORDS. Such Debtor keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

      3.6 STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; ORGANIZATIONAL IDENTIFICATION NUMBER; COMMERCIAL TORT CLAIMS.

            (a) The jurisdiction of organization of such Debtor is set forth on
Schedule 3.6(a).

            (b) The chief executive office of such Debtor is located at the address indicated on Schedule 3.6(b) (as such Schedule may be updated pursuant to Section 4.3).

            (c) Such Debtor's organizational identification numbers, if any, are identified on Schedule 3.6(c).

            (d) As of the date such Debtor became a party hereto, such Debtor did not hold any commercial tort claims, except as set forth on Schedule 3.6(d).

      3.7 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) Such Debtor is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a material adverse effect on (A) the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (B) the ability of such Debtor to perform its obligations in all material respects under any Indenture Document or (C) the consummation of any of the transactions contemplated under any of the Indenture Documents (each, a "Material Adverse Effect").

            (b) Set forth on Schedule 3.7(b), is a complete and accurate list of such Debtor's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of Capital Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by such Debtor. All of the outstanding Capital Stock of each such Subsidiary that is a corporation has been, validly issued and is fully paid and non-assessable.

            (c) Except as set forth on Schedule 3.7(b), there are no subscriptions, options, warrants, or calls relating to any shares of such Debtor's Subsidiaries' Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. None of the Debtor's Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of such Debtor's Subsidiaries' Capital Stock or any security convertible into or exchangeable for any such Capital Stock.

      3.8 DUE AUTHORIZATION; NO CONFLICT.

            (a) The execution, delivery, and performance by such Debtor of this Agreement and the Indenture Agreements to which it is a party have been duly authorized by all necessary action on the part of such Debtor.

            (b) The execution, delivery, and performance by such Debtor of this Agreement and the other Indenture Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Debtor, the Governing Documents of such Debtor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Debtor, except where such violation could not reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation of such Debtor, except such conflict or breach which could not reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Debtor, other than Permitted Liens, or
(iv) require any approval of the holders of such Debtor's Capital Stock or any approval or consent of any Person under any contractual obligation of such Debtor, other than (x) consents or approvals that have been obtained and that are still in force and effect and (y) those consents and approvals the failure to obtain could not reasonably be expected to have a Material Adverse Effect.

            (c) Other than the filing of financing statements and the recordation of the Mortgages, the execution, delivery, and performance by such Debtor of this Agreement and the other Indenture Documents to which such Debtor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than (x) consents or approvals that have been obtained and that are still in force and effect and (y) those consents and approvals the failure to obtain could not reasonably be expected to have a Material Adverse Effect.

            (d) This Agreement and the other Indenture Documents to which such Debtor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Debtor will be the legally valid and binding obligations of such Debtor, enforceable against such Debtor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

            (e) The Collateral Agent's Liens on the Collateral of such Debtor are validly created, perfected, and first priority Liens, subject only to Permitted Liens (including the second priority Lien on the Equipment, improvements to real property and fixtures, and first priority Lien on the Accounts and Inventory, in each case, of such Debtor in favor of the Administrative Agent).

      3.9 INTELLECTUAL PROPERTY. To such Debtor's knowledge, such Debtor owns, or holds licenses in, all trademarks, trade names, copyrights, patents and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 3.9 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which such Debtor or one of its Subsidiaries is the owner or is an exclusive licensee.

      3.10 DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Set forth on Schedule 3.10 (as such schedule may be amended from time to time by such Debtor and, to the extent required by Section 2.7 consented to by the Collateral Agent as evidenced by the execution and delivery by such Debtor, the applicable securities intermediary or bank and the Collateral Agent of a Control Agreement) is a listing of all of such Debtor's Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

4. AFFIRMATIVE COVENANTS.

            Each Debtor covenants and agrees that, until payment in full of the Obligations (other than contingent indemnification obligations) or the Defeasance thereof, such Debtor shall do all of the following:

      4.1 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all material leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

      4.2 INSURANCE.

            (a) At such Debtor's expense, maintain insurance respecting its assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks and in such amounts as ordinarily are insured against by other Persons engaged in the same or similar businesses. Such Debtor also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. Such Debtor shall deliver copies of all such policies or certificates of insurance evidencing the same to the Collateral Agent with an endorsement naming the Collateral Agent as loss payee (under a satisfactory lender's loss payable endorsement) or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to the Collateral Agent in the event of cancellation of any such policy for any reason whatsoever.

            (b) Such Debtor shall give the Collateral Agent prompt notice of any loss in an amount in excess of $500,000 covered by such insurance. If an Event of Default shall have occurred and is outstanding, the Collateral Agent shall have the exclusive right to adjust any losses claimed under any such insurance policies, without any liability to such Debtor whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be deposited into a Deposit Account of such Debtor with respect to which a Control Agreement is in effect unless directed by the Collateral Agent to be paid over to the Collateral Agent at any time an Event of Default is outstanding, in which case, such payment shall be paid over to the Collateral Agent.

            (c) Such Debtor will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 4.2, unless the Collateral Agent is included thereon as an additional insured or loss payee under a lender's loss payable endorsement. Such Debtor promptly shall notify the Collateral Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies or certificates of insurance evidencing the same shall be promptly provided to the Collateral Agent.

      4.3 LOCATION OF INVENTORY AND EQUIPMENT. Keep such Debtor's Inventory and Equipment only at the locations identified on Schedule 3.4 and its chief executive offices only at the locations identified on Schedule 3.6(b); provided, however, that such Debtor may amend Schedule 3.4 and Schedule 3.6(b) so long as such amendment occurs by prompt written notice to the Collateral Agent, so long as such new location is within the continental United States or Canada, and so long as, at the time of such written notification, such Debtor provides to the Collateral Agent a Collateral Access Agreement to the extent required under
Section 4.20 of the Indenture.

5. NEGATIVE COVENANTS.

            Each Debtor covenants and agrees that, until the Obligations are paid and performed in full (other than contingent indemnification obligations) or the Defeasance thereof shall have been consummated, such Debtor will not do any of the following:

      5.1 DISPOSAL OF ASSETS. Other than Permitted Dispositions, Dispose of any of such Debtor's assets.

      5.2 CHANGE NAME. Change such Debtor's name, organizational identification number, state of organization or organizational identity unless such Debtor shall within ten Business Days of any such change provide written notice to the Collateral Agent of such change and file any financing statements or amendments thereto necessary to continue the perfection and priority of the Collateral Agent's Liens.

      5.3 DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Maintain, on or after the date that is 30 days following the Issue Date, any Deposit Account or Securities Account having an average closing balance in excess of (i) $50,000, individually, or (ii) $500,000, in the aggregate, in each case, for any five consecutive Business Day period unless such Debtor and the applicable securities intermediary or bank shall have entered into a Control Agreement governing such Deposit Account or Securities Account, as the case may be, in order to perfect or improve the priority the Collateral Agent's Liens therein.

6. COLLATERAL AGENT'S RIGHTS AND REMEDIES.

      6.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Collateral Agent (at its election (or at the direction of the Holders holding a majority in aggregate principal amount of the Notes but without notice of its election (or such direction) and without demand) may do any one or more of the following, all of which are authorized by each
Debtor:

            (a) Proceed directly and at once, without notice, against such Debtor to collect and recover the full amount or any portion of the Obligations, without first proceeding against any other Debtor, or against any security or collateral for the Obligations;

            (b) Settle or adjust disputes and claims directly with such Debtor's Account Debtors for amounts and upon terms which the Collateral Agent considers advisable;

            (c) Cause such Debtor to hold all of its returned Inventory in trust for the Collateral Agent and segregate all such Inventory from all other assets of such Debtor or in such Debtor's possession;

            (d) Without notice to or demand upon such Debtor, make such payments and do such acts as the Collateral Agent considers necessary or reasonable to protect its security interests in the Collateral. Such Debtor agrees to assemble the Collateral if the Collateral Agent so requires, and to make the Collateral available to the Collateral Agent at a place that the Collateral Agent may designate which is reasonably convenient to both parties. Such Debtor authorizes the Collateral Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that conflicts with the priority of the Collateral Agent's Liens in and to the Collateral and to pay all expenses incurred in connection therewith, which expenses shall be for the account of such Debtor. With respect to any of such Debtor's owned or leased premises, such Debtor hereby grants the Collateral Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Collateral Agent's rights or remedies provided herein, at law, in equity, or otherwise;

            (e) Without notice to such Debtor (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of such Debtor held by the Collateral Agent, or (ii) Indebtedness at any time owing to or for the credit or the account of such Debtor held by the Collateral Agent;

            (f) Hold, as cash collateral, any and all balances and deposits of such Debtor held by the Collateral Agent to secure the full and final repayment of all of the Obligations (other than contingent indemnification obligations);

            (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral of such Debtor. Such Debtor hereby grants to the Collateral Agent a license or other right to use, without charge, such Debtor's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral of such Debtor, in completing production of, advertising for sale, and selling any Collateral of such Debtor and such Debtor's rights under all licenses and all franchise agreements shall inure to the Collateral Agent's benefit;

            (h) Sell all or any part of the Collateral of such Debtor at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including such Debtor's premises) as is commercially reasonable. It is not necessary that such Collateral of such Debtor be present at any such sale;

            (i) Except in those circumstances where no notice is required under the Code, the Collateral Agent shall give notice of the disposition of the Collateral of such Debtor as follows:

                  (i) The Collateral Agent shall give such Debtor a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral of such Debtor, the time on or after which the private sale or other disposition is to be made; and

                  (ii) The notice shall be personally delivered or mailed,
            postage prepaid, to such Debtor as provided in Section 9, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral of such Debtor that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

            (j) The Collateral Agent or any other Secured Party may credit bid and purchase at any public sale;

            (k) The Collateral Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral of such Debtor or to operate same and, to the maximum extent permitted by applicable law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

            (l) The Collateral Agent shall have all other rights and remedies available at law or in equity or pursuant to any other Indenture Document; and

            (m) Be entitled to any deficiency that exists after disposition of the Collateral as provided above by immediate payment from each Debtor. Any excess will be returned, without interest and subject to the rights of third Persons, by Collateral Agent to the applicable Debtor.

      6.2 REMEDIES CUMULATIVE. The rights and remedies of the Collateral Agent under this Agreement, the other Indenture Documents, and all other agreements shall be cumulative. The Collateral Agent shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Collateral Agent of one right or remedy shall be deemed an election, and no waiver by the Collateral Agent of any Event of Default shall be deemed a continuing waiver. No delay by the Collateral Agent shall constitute a waiver, election, or acquiescence by it.

7. TAXES AND EXPENSES.

            If any Debtor fails to pay any monies (whether taxes, assessments, rents, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, in each case, to the extent required under the terms of this Agreement, then, the Collateral Agent, in its sole discretion and without prior notice to such Debtor, may (but shall not be obligated to) do any or all of the following: (a) make payment of the same or any part thereof or (b) in the case of the failure to comply with Section 4.2 hereof, if an Event of Default shall occur and be continuing, obtain and maintain insurance policies of the type described in
Section 4.2 and take any action with respect to such policies as the Collateral Agent deems prudent. Any such amounts paid by the Collateral Agent shall constitute Obligations owing to the Collateral Agent and any such payments shall not constitute an agreement by the Collateral Agent to make similar payments or deposits in the future or a waiver by the Collateral Agent of any Event of Default under this Agreement. The Collateral Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

8. WAIVERS; INDEMNIFICATION.

      8.1 DEMAND; PROTEST. Each Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Collateral Agent on which such Debtor may in any way be liable.

      8.2 COLLATERAL AGENT'S LIABILITY FOR COLLATERAL OF EACH DEBTOR. Each Debtor hereby agrees that: (a) so long as the Collateral Agent complies with its obligations, if any, under the Code, the Collateral Agent shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral of such Debtor, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral of such Debtor shall be borne by such Debtor.

      8.3 INDEMNIFICATION. Each Debtor shall, jointly and severally, pay, indemnify, defend, and hold the Collateral Agent-Related Persons (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Indenture Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement or any other Indenture Document, or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, such Debtor shall have no obligation to any Indemnified Person under this Section 8.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations or the Defeasance thereof. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which such Debtor was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by such Debtor with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

9. NOTICES.

            All notices and other communications hereunder to Collateral Agent shall be in writing and shall be mailed, sent or delivered in accordance with the Indenture and all notices and other communications hereunder to any Debtor shall be in writing and shall be mailed, sent or delivered in care of Company in accordance with the Indenture.

10. CHOICE OF LAW; JURY TRIAL WAIVER.

            (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

            (b) EACH DEBTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

11. AMENDMENTS; WAIVERS.

            11.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement, and no consent with respect to any departure by any Debtor herefrom, shall be effective unless the same shall be in writing and signed by the Collateral Agent and such Debtor and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, the parties hereto agree that in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC of separate financial statements of any Issuer whose Capital Stock constitute Collateral, the term "Excluded Capital Stock" shall be deemed amended (without further action or consent by any Debtor, Collateral Agent, the Trustee or any Holder) to the extent, and only to the extent, necessary to avoid the requirement of filing with the SEC of such separate audited financial statements of such Issuer, and for the avoidance of doubt, Collateral shall not include any Excluded Capital Stock as amended.

            11.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by the Collateral Agent to exercise any right, remedy, or option under this Agreement or any other Indenture Document, or delay by the Collateral Agent in exercising the same, will operate as a waiver thereof. No waiver by the Collateral Agent will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Collateral Agent on any occasion shall affect or diminish

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

the Collateral Agent's rights thereafter to require strict performance by each Debtor of any provision of this Agreement. The Collateral Agent's rights under this Agreement and the other Indenture Documents will be cumulative and not exclusive of any other right or remedy that the Collateral Agent may have.

12. GENERAL PROVISIONS.

      12.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by each Debtor and the Collateral Agent.

      12.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no party may assign this Agreement or any rights or duties hereunder other than pursuant to the terms of the Indenture.

      12.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

      12.4 INTERPRETATION; GOVERNMENT REGULATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Collateral Agent, any other Secured Party or any Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

      12.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

      12.6 COUNTERPARTS; ELECTRONIC EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

      12.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Debtor or the transfer by any Debtor to the Collateral Agent of any property of such Debtor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Collateral Agent is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Collateral Agent is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Collateral Agent related thereto, the liability of such Debtor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

      12.8 INTEGRATION. This Agreement, together with the other Indenture Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

      12.9 DEBTORS REMAIN LIABLE. Anything herein to the contrary notwithstanding:

            (a) Debtors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

            (b) the exercise by Collateral Agent of any of its rights hereunder will not release any Debtor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

            (a) none of Collateral Agent, the Trustee or any Holder will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Agreement, nor will any such Person be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

      12.10 COLLATERAL COMPRISED OF EQUITY INTERESTS OF SUBSIDIARIES. The provisions of the Pledge Agreement, as they relate to Collateral comprised of Equity Interests of Issuers that are Subsidiaries of any Debtor and the Excluded Capital Stock related thereto are incorporated by reference herein, mutatis mutandis.

      12.11 CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall: (i) remain in full force and effect until the payment in full of all Obligations (other than contingent indemnification obligations) or the Defeasance thereof except as otherwise provided in the Indenture; (ii) be binding upon each Debtor and its successors and assigns, except as otherwise provided in the Indenture; and (iii) inure to the benefit of Collateral Agent and its successors, transferees, and assigns. Upon the payment in full of all Obligations (other than contingent indemnification obligations) or the Defeasance thereof, the security interests granted herein shall automatically terminate and all rights to the Collateral shall revert to the applicable Debtor and all restrictions imposed on the exercise by such Debtor of any of its rights with respect to any Excluded Capital Stock held by it shall be terminated. Upon any termination of any security interest referred to in this Section 12.11, Collateral Agent will, at Debtors' expense, execute and deliver to each Debtor such documents without recourse, representation or warranty as such Debtor shall reasonably request to evidence such termination.

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      12.12 SECURITY INTEREST ABSOLUTE. To the maximum extent permitted by law, all rights of Collateral Agent, all security interests hereunder, and all obligations of each Debtor hereunder, shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of any of the Obligations or any other agreement or instrument relating thereto, including any of the Indenture Documents;

            (b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Indenture Documents, or any other agreement or instrument relating thereto;

            (c) any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; or

            (d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Debtor.

To the maximum extent permitted by law, each Debtor hereby waives any right to require Collateral Agent to: (A) proceed against or exhaust any security held from such Debtor; or (B) pursue any other remedy in Collateral Agent's power whatsoever.

      12.13 POSTPONEMENT OF SUBROGATION. Each Debtor hereby agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment in full of all Obligations (other than contingent indemnification obligations) or the Defeasance thereof. Subject to the terms of the Intercreditor Agreement, any amount paid to any Debtor on account of any payment made hereunder prior to the payment in full of all Obligations (other than contingent indemnification obligations) or the Defeasance thereof shall be held in trust for the benefit of Collateral Agent, the Holders and the Trustee and shall immediately be paid to Collateral Agent, to be distributed to the Trustee for application against the Obligations, whether matured or unmatured, in accordance with the terms of the Indenture. In furtherance of the foregoing, for so long as any Obligations (other than contingent indemnification obligations) remain outstanding or the Defeasance thereof shall not have been consummated, each Debtor shall refrain from taking any action or commencing any proceeding against Company or any other Debtor (or any of their respective successors or assigns, whether in connection with a Insolvency Proceeding or otherwise) to recover any amounts in respect of payments made under this Agreement to Collateral Agent, the Trustee or any Holder.

      12.14 INTERCREDITOR AGREEMENT.

            (a) The Liens granted hereunder in favor of Collateral Agent for the benefit of itself, the Trustee and the Holders in respect of the Collateral and the exercise of any right related thereto thereby shall be subject, in each case, to the terms of the Intercreditor Agreement.

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            (b) In the event of any direct conflict between the express terms and provisions of this Agreement and of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall control.

            (c) Notwithstanding anything to the contrary herein, any provision hereof that requires any Debtor to (i) deliver any Collateral to Collateral Agent or (ii) provide that the Collateral Agent have control over such Collateral may be satisfied by (A) the delivery of such Collateral by such Debtor to the Administrative Agent for the benefit of the Lenders and Collateral Agent for the benefit of itself, the Trustee and the Holders pursuant to Section
3.03 of the Intercreditor Agreement and (B) providing that the Administrative Agent be provided with control with respect to such Collateral of such Debtor for the benefit of the Lenders and Collateral Agent for the benefit of itself, the Trustee and the Holders pursuant to Section 3.03 of the Intercreditor Agreement.

                          [Signature pages to follow.]

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                              VISKASE COMPANIES, INC.,
                                                  a Delaware corporation

                                              By: /s/ Gordon S. Donovan
                                                  ------------------------------
                                                  Title:

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                  as Collateral Agent

                                              By: /s/
                                                  ------------------------------
                                                  Title: First Vice President

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